Exhibit 99.1

Revlon Reports First Quarter 2015 Results

NEW YORK--(BUSINESS WIRE)--May 7, 2015--Revlon, Inc. (NYSE:REV) today announced results for the first quarter ended March 31, 2015. This release presents the Company’s results using the following measures: GAAP as reported (“As Reported”); and Non-GAAP (“Adjusted”), which excludes certain non-recurring items and non-operating items from As Reported results.

Commenting on today’s announcement, Revlon President and Chief Executive Officer, Lorenzo Delpani, said “On an XFX1 basis, in the first quarter of 2015 compared to the first quarter of 2014, net sales were essentially flat and cost of sales were favorable, resulting in an improvement in our gross profit margin. Adjusted EBITDA on an XFX basis decreased $11.7 million, or 13.3%, which was affected by the phasing of initiatives and significant brand support in the first quarter of 2015 compared to the first quarter of 2014. We incurred an incremental $16.6 million in brand support in the first quarter of 2015 compared to the first quarter of 2014 as we continued to invest more competitively behind the re-launch of our key brands. On an As Reported basis, the first quarter of 2015 was significantly impacted by foreign currency exposure from our international markets, resulting in a reduction in our As Reported net sales by $31.0 million and Adjusted EBITDA by $1.8 million.”

First Quarter 2015 Results

(USD millions, except per share data)	Three Months Ended March 31,
	2015		2014
	As Reported	Adjusted	As Reported	Adjusted

Net Sales
Consumer	$324.3	$324.3	$339.5	$339.5
Professional	114.2	114.2	130.3	130.3
Total Company net sales	$438.5	$438.5	$469.8	$469.8

Segment Profit
Consumer	$62.2	$62.2	$71.5	$71.5
Professional	29.2	29.2	31.9	31.9
Total Company segment profit	$91.4	$91.4	$103.4	$103.4

Operating income	$45.2	$47.1	$42.8	$62.8

EBITDA	$70.8	$74.3	$67.6	$87.8

Income from continuing operations, before income taxes	$7.9	$11.7	$15.7	$37.6

(Loss) income from continuing operations, net of taxes	$(0.8)	$2.5	$8.7	$22.7
Diluted (loss) earnings per common share	$(0.02)	$0.05	$0.17	$0.43

Net (loss) income	$(0.9)	$2.4	$5.5	$19.5
Diluted (loss) earnings per common share	$(0.02)	$0.05	$0.11	$0.37

See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment.

1 “XFX” excludes the impact of foreign currency fluctuations.

Segment Results

(USD millions)	Three Months Ended March 31,
	Net Sales				Segment Profit (b)
	2015	2014	% Change	XFX % Change	2015	2014	% Change	XFX % Change

Consumer	$324.3	$339.5	-4.5%	1.4%	$62.2	$71.5	-13.0%	-10.6%
Professional	114.2	130.3	-12.4%	-3.8%	29.2	31.9	-8.5%	-7.8%
Total	$438.5	$469.8	-6.7%	-0.1%	$91.4	$103.4	-11.6%	-9.8%

Segment profit is defined in footnote (b) below. Segment profit excludes unallocated corporate expenses, depreciation and amortization and the impact of certain non-recurring items, as discussed in footnote (a) below.

Consumer Segment

As Reported Consumer segment net sales were $324.3 million in the first quarter of 2015, as compared to $339.5 million in the first quarter of 2014. On an XFX basis, net sales in the first quarter of 2015 increased 1.4%, primarily driven by higher net sales of Revlon color cosmetics and Mitchum products, partially offset by lower net sales of Almay color cosmetics. Net sales in the first quarter of 2014 included a $6.3 million favorable returns reserve adjustment in the U.S. as a result of lower expected discontinued products related to the Company’s strategy to focus on fewer, bigger and better innovations, which adjustment did not recur in the first quarter of 2015.

Consumer segment profit in the first quarter of 2015 was $62.2 million, as compared to Consumer segment profit of $71.5 million in the first quarter of 2014. On an XFX basis, Consumer segment profit decreased 10.6%, primarily driven by $11.5 million of higher brand support expenses for the Company's Consumer brands, partially offset by higher gross profit as a result of the increases in net sales, as well as price increases, favorable sales mix and cost reductions within cost of sales.

Professional Segment

Professional segment net sales in the first quarter of 2015 were $114.2 million, compared to net sales of $130.3 million in the first quarter of 2014. On an XFX basis, net sales in the first quarter of 2015 decreased 3.8% primarily due to lower net sales of CND nail products, partially offset by higher net sales of American Crew and Revlon Professional products.

Professional segment profit in the first quarter of 2015 was $29.2 million, as compared to Professional segment profit of $31.9 million in the first quarter of 2014. On an XFX basis, Professional segment profit decreased 7.8% in the first quarter of 2015, primarily due to $5.1 million of higher brand support expenses for the Company's Professional brands, as well as lower gross profit as a result of the decreases in net sales, partially offset by favorable sales mix and cost reductions within cost of sales.

Geographic Net Sales - Total Company

(USD millions)	Three Months Ended March 31,
Net Sales:	2015	2014	% Change	XFX % Change

United States	$244.4	$250.2	-2.3%	-2.3%
International	194.1	219.6	-11.6%	2.5%
Total Net Sales	$438.5	$469.8	-6.7%	-0.1%

United States

Total Company U.S. net sales in the first quarter of 2015 were $244.4 million, compared to $250.2 million in the first quarter of 2014, a decrease of 2.3%. Net sales in the U.S. decreased in the Professional segment primarily due to lower net sales of CND nail products. Net sales in the U.S. increased in the Consumer segment, primarily driven by higher net sales of Revlon color cosmetics, Revlon ColorSilk hair color and Mitchum products, partially offset by lower net sales of Almay color cosmetics. Consumer net sales in the first quarter of 2014 included a $6.3 million favorable returns reserve adjustment, as discussed above.

International

Total Company International net sales in the first quarter of 2015 were $194.1 million, compared to $219.6 million in the first quarter of 2014. On an XFX basis, net sales during the first quarter of 2015 increased 2.5%. Within the Consumer segment, during the first quarter of 2015 the Company had higher net sales of Revlon color cosmetics, partially offset by lower net sales of Revlon ColorSilk hair color. Within the Professional segment, during the first quarter of 2015 the Company had higher net sales of American Crew throughout most of the International region, as well as higher net sales of Revlon Professional products in Spain.

Total Company Results

Total Company Adjusted operating income in the first quarter of 2015 was $47.1 million, compared to Adjusted operating income of $62.8 million in the first quarter of 2014, a decrease of 25.0%, or 23.9% on an XFX basis. Total Company Adjusted EBITDA in the first quarter of 2015 was $74.3 million, compared to Adjusted EBITDA of $87.8 million in the first quarter of 2014, a decrease of 15.4%, or 13.3% on an XFX basis. The XFX decrease in Adjusted operating income and Adjusted EBITDA was primarily due to $16.6 million of higher brand support expenses, as well as higher general and administrative expenses, primarily comprised of higher severance costs, incentive compensation costs and legal fees, partially offset by higher gross profit driven by the Consumer segment as discussed in segment profit above.

Non-recurring items excluded from these Adjusted results in the first quarter of 2015 include charges of $0.7 million for restructuring and related charges, and $1.2 million in acquisition and integration costs. Non-recurring items excluded from Adjusted results in the first quarter of 2014 include charges of $13.6 million for restructuring and related charges, $3.8 million in acquisition and integration costs related to the TCG acquisition and $2.6 million in cost of sales related to an inventory purchase accounting adjustment as a result of the TCG acquisition.

Adjusted net income was $2.4 million in the first quarter of 2015, compared to Adjusted net income of $19.5 million in the first quarter of 2014, a decrease of $17.1 million, or 87.7%. The decrease was driven by the decreases discussed above in Adjusted operating income, higher foreign currency losses as a result of the revaluation of certain U.S. Dollar denominated intercompany payables during the first quarter of 2015, as compared to the first quarter of 2014, as well as a higher effective tax rate in the first quarter of 2015 as a result of the timing of pre-tax losses in a number of jurisdictions outside of the U.S. for which there was no tax benefit recognized in the first quarter of 2015.

On an Adjusted basis, earnings per diluted share was $0.05 in the first quarter of 2015, compared to earnings per diluted share of $0.37 in the same period last year.

Cash Flow

Net cash used in operating activities in the first quarter of 2015 was $25.6 million, compared to $45.5 million in the same period last year. Free cash flow used in the first quarter of 2015 was $29.3 million compared to $49.1 million of free cash flow used in the same period last year, representing an improvement of $19.8 million. Cash used in operating activities in the first quarter of 2015, as compared to the same period last year, improved $19.9 million, primarily driven by less cash used in discontinued operations, as well as lower payments for restructuring, acquisition and integration costs related to the Colomer acquisition, pension contributions and interest in the first quarter of 2015; partially offset by higher incentive compensation payments in the first quarter of 2015.

First Quarter 2015 Results and Conference Call

The Company will host a conference call with members of the investment community on May 7, 2015 at 9:30 A.M. EDT to discuss First Quarter 2015 results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: Adjusted EBITDA; Adjusted operating income; Adjusted (loss) income from continuing operations, before income taxes; Adjusted income from continuing operations, after income taxes; Adjusted net (loss) income; Adjusted diluted (loss) earnings per share; and free cash flow are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

The Company defines Adjusted EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt, miscellaneous expenses (the foregoing being the “Non-Operating Exclusions”), as well as to exclude non-cash stock compensation expense and certain other non-recurring items that are not directly attributable to the Company's underlying operating performance (the “Non-Recurring Items”), such as those described in the following table:

(USD millions)
Income / (Loss)	Q1 2015	Q1 2014
Restructuring and related charges	$(0.7)	$(13.6)
Acquisition and integration costs	(1.2)	(3.8)
Inventory purchase accounting adjustment	-	(2.6)

Adjusted operating income also excludes the impact of the Non-Recurring Items and the Non-Operating Exclusions, other than depreciation and amortization.

Adjusted (loss) income from continuing operations, before income taxes, excludes the impact of the Non-Recurring Items, as well as loss on early extinguishment of debt and the foreign currency loss related to the re-measurement of Revlon Venezuela’s balance sheet. Adjusted income from continuing operations, after income taxes, Adjusted net (loss) income and Adjusted diluted (loss) earnings per share excludes these items on an after-tax basis.

The Company excludes the Non-Operating Exclusions and the Non-Recurring Items, as applicable, in calculating non-GAAP measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses Adjusted EBITDA, Adjusted operating income, Adjusted (loss) income from continuing operations before income taxes, Adjusted (loss) income from continuing operations after income taxes, Adjusted net (loss) income, Adjusted diluted (loss) earnings per share and free cash flow as operating performance measures (in conjunction with GAAP measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that Adjusted EBITDA, Adjusted operating income, Adjusted (loss) income from continuing operations before income taxes, Adjusted (loss) income from continuing operations after income taxes, Adjusted net (loss) income, Adjusted diluted (loss) earnings per share and free cash flow are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Additionally, management believes that Adjusted EBITDA, Adjusted operating income and Adjusted income from continuing operations before income taxes, Adjusted (loss) income from continuing operations after income taxes, Adjusted net (loss) income and Adjusted diluted (loss) earnings per share provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that because it has historically provided Adjusted EBITDA and free cash flow in its previous press releases, including such non-GAAP measures in its earnings releases provides consistency in its financial reporting and continuity to investors for comparability purposes. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of Adjusted EBITDA, Adjusted operating income, Adjusted income from continuing operations before income taxes, Adjusted (loss) income from continuing operations after income taxes, Adjusted net (loss) income, Adjusted diluted (loss) earnings per share and free cash flow, when used in conjunction with GAAP financial measures, are useful financial analysis measures, used by management, as described above, that can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA, Adjusted operating income, Adjusted income from continuing operations before income taxes, Adjusted (loss) income from continuing operations after income taxes, Adjusted net (loss) income, Adjusted diluted (loss) earnings per share and free cash flow should not be considered in isolation or as a substitute for net income/loss, operating income, income from continuing operations or net cash provided by operating activities, respectively, prepared in accordance with GAAP. Other companies may define such non-GAAP measures differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Consumer and Professional segments, before the Non-Operating Exclusions. Segment profit also excludes unallocated corporate expenses and the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Recurring Items noted above in footnote (a). Unallocated corporate expenses primarily relate to general and administrative expenses related to the corporate administrative organization. These expenses are recorded in unallocated corporate expenses as these items are centrally directed and controlled. The Company does not have any material intersegment sales.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the overall Consumer and/or Professional segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2014 Annual Report on Form 10-K that we filed with the SEC on March 12, 2015 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2014 and 2015 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com). Other factors could also cause the Company’s results to differ materially from expected results. The business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(dollars in millions, except share and per share amounts)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)

Net sales	$438.5	$469.8
Cost of sales	142.3	163.5
Gross profit	296.2	306.3
Selling, general and administrative expenses	249.3	246.2
Acquisition and integration costs	1.2	3.8
Restructuring charges and other, net	0.5	13.5

Operating income	45.2	42.8

Other expenses, net:
Interest expense	20.0	22.3
Amortization of debt issuance costs	1.4	1.4
Loss on early extinguishment of debt	-	1.9
Foreign currency losses, net	15.9	1.4
Miscellaneous, net	-	0.1
Other expenses, net	37.3	27.1

Income from continuing operations before income taxes	7.9	15.7
Provision for income taxes	8.7	7.0
(Loss) income from continuing operations, net of taxes	(0.8)	8.7
Loss from discontinued operations, net of taxes	(0.1)	(3.2)

Net (loss) income	$(0.9)	$5.5

Other comprehensive (loss) income:
Currency translation adjustment, net of tax	(13.4)	1.6
Amortization of pension related costs, net of tax	1.7	1.2
Revaluation of derivative financial instruments, net of tax	(1.9)	(1.0)
Other comprehensive (loss) income	(13.6)	1.8

Total comprehensive (loss) income	$(14.5)	$7.3

Basic (loss) earnings per common share:
Continuing operations	$(0.02)	$0.17
Discontinued operations	-	(0.06)
Net (loss) income	$(0.02)	$0.11

Diluted (loss) earnings per common share:
Continuing operations	$(0.02)	$0.17
Discontinued operations	-	(0.06)
Net (loss) income	$(0.02)	$0.11

Weighted average number of common shares outstanding:
Basic	52,386,223	52,356,798
Diluted	52,386,223	52,367,944

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$208.2	$275.3
Trade receivables, net	231.8	238.9
Inventories	176.4	156.6
Deferred income taxes - current	57.7	58.4
Prepaid expenses and other	61.4	44.6
Total current assets	735.5	773.8
Property, plant and equipment, net	200.3	212.0
Deferred income taxes - noncurrent	52.3	53.1
Goodwill	457.3	464.1
Intangible assets, net	314.5	327.8
Other assets	113.8	113.3
Total assets	$1,873.7	$1,944.1

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$6.4	$6.6
Current portion of long-term debt	6.9	31.5
Accounts payable	166.8	153.5
Accrued expenses and other	240.3	273.3
Total current liabilities	420.4	464.9
Long-term debt	1,830.9	1,832.4
Long-term pension and other post-retirement plan liabilities	196.7	200.9
Other long-term liabilities	84.6	90.0
Commitments and contingencies
Total stockholders' deficiency	(658.9)	(644.1)
Total liabilities and stockholders' deficiency	$1,873.7	$1,944.1

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(0.9)	$5.5
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	25.6	24.8
Foreign currency losses from re-measurement	16.5	1.3
Amortization of debt discount	0.3	0.3
Stock-based compensation amortization	1.6	0.2
Provision for deferred income taxes	5.7	8.2
Loss on early extinguishment of debt	-	1.9
Amortization of debt issuance costs	1.4	1.4
Gain on sale of certain assets	(3.0)	-
Pension and other post-retirement income	(0.6)	(1.3)
Change in assets and liabilities:
Increase in trade receivables	(0.9)	(12.9)
Increase in inventories	(23.4)	(13.7)
Increase in prepaid expenses and other current assets	(17.5)	(9.6)
Increase in accounts payable	18.3	16.1
Decrease in accrued expenses and other current liabilities	(27.4)	(38.9)
Pension and other post-retirement plan contributions	(2.5)	(6.3)
Purchases of permanent displays	(14.7)	(13.7)
Other, net	(4.1)	(8.8)
Net cash used in operating activities	(25.6)	(45.5)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5.3)	(3.7)
Business acquisition	(4.2)	-
Proceeds from the sale of certain assets	1.6	0.1
Net cash used in investing activities	(7.9)	(3.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in short-term borrowings and overdraft	1.7	6.1
Repayments under the Acquisition Term Loan	(14.2)	(1.8)
Prepayments under the 2011 Term Loan	(12.1)	-
Payment of financing costs	-	(1.6)
Other financing activities	(1.2)	(0.5)
Net cash (used in) provided by financing activities	(25.8)	2.2
Effect of exchange rate changes on cash and cash equivalents	(7.8)	(0.9)
Net decrease in cash and cash equivalents	(67.1)	(47.8)
Cash and cash equivalents at beginning of period	275.3	244.1
Cash and cash equivalents at end of period	$208.2	$196.3

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$26.9	$29.5
Income taxes, net of refunds	$3.9	$4.9

Supplemental schedule of non-cash investing and financing activities:
Treasury stock received to satisfy minimum tax withholding liabilities	$2.0	$-

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
Reconciliation to net (loss) income:

Net (loss) income	$(0.9)	$5.5
Loss from discontinued operations, net of taxes	(0.1)	(3.2)
(Loss) income from continuing operations, net of taxes	(0.8)	8.7

Interest expense	20.0	22.3
Amortization of debt issuance costs	1.4	1.4
Loss on early extinguishment of debt	-	1.9
Foreign currency losses, net	15.9	1.4
Miscellaneous, net	-	0.1
Provision for income taxes	8.7	7.0
Depreciation and amortization	25.6	24.8

EBITDA	$70.8	$67.6

Non-cash stock compensation expense	1.6	0.2

Non-recurring items:
Restructuring and related charges	0.7	13.6
Acquisition and integration costs	1.2	3.8
Inventory purchase accounting adjustment	-	2.6

Adjusted EBITDA	$74.3	$87.8

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND ADJUSTED OPERATING INCOME RECONCILIATION
(dollars in millions)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
Segment Net Sales:
Consumer	$324.3	$339.5
Professional	114.2	130.3
Total Segment Net Sales	$438.5	$469.8

Segment Profit:
Consumer	$62.2	$71.5
Professional	29.2	31.9
Total Segment Profit	$91.4	$103.4
Unallocated Corporate Expenses	17.1	15.6
Total Adjusted EBITDA	$74.3	$87.8

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$7.9	$15.7

Interest expense	20.0	22.3
Amortization of debt issuance costs	1.4	1.4
Foreign currency losses, net	15.9	1.4
Loss on early extinguishment of debt	-	1.9
Miscellaneous, net	-	0.1
Operating income	45.2	42.8

Non-recurring items:
Restructuring and related charges	0.7	13.6
Acquisition and integration costs	1.2	3.8
Inventory purchase accounting adjustment	-	2.6
Adjusted operating income	47.1	62.8

Non-cash stock compensation expense	1.6	0.2
Depreciation and amortization	25.6	24.8
Adjusted EBITDA	$74.3	$87.8

REVLON, INC. AND SUBSIDIARIES
ADJUSTED INCOME FROM CONTINUING OPERATIONS RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
Reconciliation to income from continuing operations before income taxes:

Income from continuing operations before income taxes	$7.9	$15.7

Non-recurring items:
Loss on early extinguishment of debt	-	1.9
Foreign currency loss, Venezuela re-measurement	1.9	-
Restructuring and related charges	0.7	13.6
Acquisition and integration costs	1.2	3.8
Inventory purchase accounting adjustment	-	2.6

Adjusted income from continuing operations before income taxes	$11.7	$37.6

REVLON, INC. AND SUBSIDIARIES
NET (LOSS) INCOME AND DILUTED EARNINGS PER SHARE RECONCILIATION
(dollars in millions, except share and per share amounts)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
Reconciliation to net (loss) income and diluted earnings per share:
(Loss) income from continuing operations, net of taxes	$(0.8)	$8.7

Non-recurring items (after-tax):
Loss on early extinguishment of debt	-	1.2
Foreign currency loss, Venezuela re-measurement	1.9	-
Restructuring and related charges	0.7	8.7
Acquisition and integration costs	0.7	2.3
Inventory purchase accounting adjustment	-	1.8

Adjusted income from continuing operations, net of taxes	2.5	22.7
Loss from discontinued operations, net of taxes	(0.1)	(3.2)
Adjusted net income	$2.4	$19.5

Continuing Operations:
Diluted (loss) earnings per common share	(0.02)	0.17
Adjustment to diluted (loss) earnings per common share	0.07	0.26
Adjusted diluted earnings per common share	$0.05	$0.43

Net Income:
Diluted (loss) earnings per common share	(0.02)	0.11
Adjustment to diluted (loss) earnings per common share	0.07	0.26
Adjusted diluted income per common share	$0.05	$0.37

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,386,223	52,367,944

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Three Months Ended
	March 31,
	2015	2014
		(Unaudited)
Reconciliation to net cash used in operating activities:

Net cash used in operating activities	$(25.6)	$(45.5)

Less capital expenditures	(5.3)	(3.7)
Plus proceeds from the sale of certain assets	1.6	0.1

Free cash flow	$(29.3)	$(49.1)

CONTACT:
Revlon, Inc.
Investor Relations:
212-527-5230